Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Reports Third Quarter 2016 Financial Results

San Diego, November 1, 2016 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today reported its financial results for the quarter ended September 30, 2016 and updated its financial guidance for the year ending December 31, 2016.

“For three consecutive years we have offered the #1 rated insulin pump and maintained a #1 customer service rating1, resulting in the tremendous growth of our installed base which is now more than 46,000 people,” said Kim Blickenstaff, President and Chief Executive Officer of Tandem Diabetes Care. “Our family of products, headlined by our recent launch of the t:slim X2™ Insulin Pump, positions us well in an increasingly competitive environment.”

In July 2016, the Company began offering eligible t:slim® and t:slim G4™ Insulin Pump customers a Technology Upgrade Program to provide a pathway to the new t:slim X2 Insulin Pump, which launched in October 2016.  As a result of this program, the Company is now providing selected financial results on both a GAAP and non-GAAP basis.

Sales and Pump Shipments2

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2016	2015	2016	2015
GAAP Sales	$12.3	$15.7	$55.3	$43.7
Impact of Technology Upgrade Program	8.4	—	8.4	—
Non-GAAP sales[2]	$20.7	$15.7	$63.7	$43.7

Pump shipments	3,896	3,431	12,520	9,249

1)	Source: dQ&A USA Diabetes Connections Surveys, 2013-2016.
2)

GAAP Sales are determined in accordance with U.S. Generally Accepted Accounting Principles. Non-GAAP Sales are adjusted for the impact of the Technology Upgrade Program. See the information under the heading “Use of Non-GAAP Measures” in this press release, as well as under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in the attached Press Release Exhibit.

Third Quarter 2016 GAAP Results

Pump shipments grew 14 percent to 3,896 for the third quarter of 2016 compared to 3,431 pumps shipped in the same period of 2015.  However, GAAP sales declined 22 percent to $12.3 million for the quarter ended September 30, 2016 compared to $15.7 million for the same period of 2015.  The decline was primarily the result of the deferral of $8.4 million of sales due to the impact of the Technology Upgrade Program.

Gross margin was negative 13 percent for the quarter ended September 30, 2016 compared to 35 percent for the same period of 2015.  The decline in gross margin was principally due to the impact of the Technology Upgrade Program.

For the third quarter of 2016, operating expenses totaled $26.8 million compared to $24.2 million for the same period of 2015.

Operating loss for the third quarter of 2016 was $28.4 million, compared to $18.7 million for the same period of 2015.  Operating margin for the third quarter was negative 231 percent compared to negative 119 percent in the same period of last year. Both operating loss and operating margin included non-cash charges for stock-based compensation of $2.9 million and depreciation and amortization of $1.3 million for the third quarter of 2016, compared to stock-based compensation of $3.0 million and depreciation and amortization of $1.2 million, for the comparable period of 2015.  The increase in operating loss and decline in operating margin were principally the result of the impact of the Technology Upgrade Program.

Third Quarter 2016 Non-GAAP Results

Sales, adjusted for the impact of the Technology Upgrade Program, increased 32 percent to $20.7 million for the quarter ended September 30, 2016 compared to $15.7 million for the same period of 2015.

Gross margin, adjusted for the impact of the Technology Upgrade Program, was 26 percent for the quarter ended September 30, 2016 compared to 35 percent for the same period of 2015.

For the third quarter of 2016, non-GAAP operating expenses totaled $26.8 million compared to $24.2 million for the same period of 2015.

Operating loss, adjusted for the impact of the Technology Upgrade Program, for the third quarter of 2016 was $21.4 million, compared to $18.7 million for the same period of 2015. Non-GAAP operating margin for the third quarter was negative 103 percent compared to negative 119 percent in the same period of last year. Both non-GAAP operating loss and operating margin included non-cash charges for stock-based compensation of $2.9 million and depreciation and amortization of $1.3 million for the third quarter of 2016, compared to stock-based compensation of $3.0 million and depreciation and amortization of $1.2 million, for the comparable period of 2015.

Cash Balance and Liquidity

As of September 30, 2016, the Company had $36.1 million in cash, cash equivalents and short-term investments. In addition, the Company has a one-time option to draw up to an additional $35 million on or before December 31, 2016 under its term loan facility with CRG.

2016 Guidance

As a result of the Technology Upgrade Program, the Company is providing annual financial guidance on a non-GAAP basis, which is consistent with statements made by the Company in its press release announcing financial results for the quarter ended June 30, 2016. It is difficult to estimate or predict the Company’s GAAP financial results because it is difficult to estimate or predict the timing and utilization of the Technology Upgrade Program by customers.  As a result, it is not possible for the Company to provide GAAP guidance on sales and operating margin, or to provide a reconciliation of GAAP guidance to non-GAAP guidance, with any degree of certainty. In the future, the Company expects to continue to provide its operating results on both a GAAP and non-GAAP basis. For additional information regarding the Technology Upgrade Program and a reconciliation of the Company’s GAAP financial results to its non-GAAP financial results, please see the attached Press Release Exhibit.

“The short term challenges that we face do not overshadow our expectations for long term success,” said John Cajigas, Executive Vice President and Chief Financial Officer. “However, after considering our third quarter results and evolving market dynamics, we believe it is appropriate to reduce our 2016 guidance.”

For the year ending December 31, 2016, the Company is updating its prior guidance as set forth below:

•	Non-GAAP sales are now estimated to be in the range of $85 million to $90 million. The Company’s prior non-GAAP sales guidance range was $105 million to $110 million.
•

Non-GAAP operating margin is now estimated to be in the range of negative 83 percent to negative 93 percent.  The Company’s prior non-GAAP operating margin guidance was negative 52 percent to negative 62 percent.  The updated operating margin guidance includes:

o	Approximately $11.0 million to $12.0 million in non-cash, stock-based compensation expense; and
o	Approximately $5.0 million to $6.0 million of depreciation and amortization.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 5:30pm Eastern Time (2:30pm Pacific Time).  The link to the webcast will be available by accessing the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days.  To listen to the conference call via phone, please dial 855-427-4396 (U.S./Canada) or 484-756-4261 (International) and use the participant code "95267082".

Use of Non-GAAP Financial Measures

The Company presents certain non-GAAP financial measures in this press release, including historical and projected non-GAAP sales and operating margin, to provide information that may assist investors in understanding its financial results, assessing its prospects for future performance and allowing for a meaningful comparison of projected results to historical results.  As discussed above, the Technology Upgrade Program has created and will continue to create unpredictable GAAP results for its duration due to accounting complexities dependent on a number of future events and variables that are difficult to estimate or predict.  Due to this accounting complexity, and the resulting uncertainty, the Company is now providing guidance for the year ending December 31, 2016 on a non-GAAP basis, which excludes the impact of the Technology Upgrade Program.

These non-GAAP financial measures are used internally by the Company to analyze its operating performance and prospects for future performance for the duration of the Technology Upgrade Program. The principal limitation of these non-GAAP financial measures is that they do not necessarily reflect, and may not be a good estimate of, the amount that will actually be recorded in the Company’s financial statements in accordance with GAAP.  The non-GAAP financial information and guidance is not intended to be considered in isolation or as a substitute for, or superior to, financial information and guidance prepared and presented in accordance with GAAP.  To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.  Because of the difficultly in estimating the accounting impact from the Technology Upgrade Program, the Company cannot provide a reconciliation of non-GAAP sales and operating margin guidance to GAAP sales and operating margin guidance with any level of certainty and without unreasonable efforts.

However, the Company has provided a reconciliation of its historical GAAP financial results to its historical non-GAAP financial results under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in the attached Press Release Exhibit.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with diabetes who use insulin. The Company manufactures and sells the t:slim X2™ Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements, and the t:slim G4™ Insulin Pump, the first continuous glucose monitoring-enabled pump with touchscreen simplicity. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2, #tslimG4, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

t:flex and Tandem Diabetes Care are registered trademarks, and t:slim X2 and t:slim G4 are trademarks of Tandem Diabetes Care, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to, among other things, the impact of the implementation of the Technology Upgrade Program, the recent launch of the t:slim X2 Insulin Pump in a competitive environment and the Company’s projected financial results, including its projected sales and operating margins.  The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, successful commercialization of the t:slim X2 Insulin Pump may be negatively impacted by a number of factors including: lack of market acceptance by physicians and people with diabetes; the potential that newer products that compete with this product, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render this product obsolete or less desirable; and the potential that the pump purchasing process, including insurance verification approval for individual customers, may delay or prevent the sale of the pump.  In addition, factors that will affect the Company’s financial results due to the Technology Upgrade Program include: the mix of pumps sold, the percentage of customers that choose to upgrade their pump and the upgrade option chosen by the customers.  Other risks and uncertainties include the Company’s inability to manufacture products in commercial quantities at an acceptable cost and in accordance with quality requirements; the Company’s inability to contract with additional third-party payors for reimbursement of the Company’s products; uncertainty associated with the development and approval of new products generally; possible future actions of the U.S. Food and Drug Administration or any other regulatory body or governmental authority; and other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

TANDEM DIABETES CARE, INC.
GAAP CONDENSED BALANCE SHEETS
(in thousands)
	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents and short-term investments	$34,078	$71,106
Restricted cash	2,000	2,000
Accounts receivable, net	8,198	14,055
Inventory, net	22,896	17,543
Other current assets	3,814	2,280
Total current assets	70,986	106,984

Property and equipment, net	17,370	15,526
Other long term assets	1,978	2,215
Total assets	$90,334	$124,725
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expense and employee-related liabilities	$18,165	$19,116
Deferred revenue	9,436	1,822
Other current liabilities	7,219	5,582
Total current liabilities	34,820	26,520

Notes payable-long-term	44,681	29,275
Other long-term liabilities	5,636	5,462
Total liabilities	85,137	61,257

Total stockholders’ equity	5,197	63,468
Total liabilities and stockholders’ equity	$90,334	$124,725

TANDEM DIABETES CARE, INC.
GAAP CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Sales	$12,293	$15,716	$55,336	$43,730
Cost of sales	13,870	10,203	41,809	30,609
Gross profit (loss)	(1,577)	5,513	13,527	13,121

Operating expenses:
Selling, general and administrative	20,683	19,123	63,768	58,077
Research and development	6,154	5,093	14,464	12,828
Total operating expenses	26,837	24,216	78,232	70,905
Operating loss	(28,414)	(18,703)	(64,705)	(57,784)

Other income (expense), net:
Interest and other income	34	87	258	247
Interest and other expense	(1,434)	(969)	(4,177)	(2,791)
Total other expense, net	(1,400)	(882)	(3,919)	(2,544)
Net loss	$(29,814)	$(19,585)	$(68,624)	$(60,328)

Net loss per share, basic and diluted	$(0.97)	$(0.65)	$(2.25)	$(2.12)

Weighted average shares used to compute basic and diluted net loss per share	30,627	30,040	30,471	28,504

Press Release Exhibit

Summary of Technology Upgrade Program and

Associated Reconciliation of GAAP versus Non-GAAP Financial Results

November 1, 2016

Program Overview

In July 2016, Tandem Diabetes Care, Inc. (“Tandem” or the “Company”) launched a Technology Upgrade Program (the “Upgrade Program”) as a pathway for its t:slim® and t:slim G4™ Insulin Pump customers to experience the Company’s latest technology, the t:slim X2™ Insulin Pump platform. The Company began shipping the t:slim X2 Insulin Pump in October 2016 and are no longer offering the t:slim® Insulin Pump to new customers.

The t:slim X2 Insulin Pump features new hardware advancements, including a two-way Bluetooth® wireless technology radio for communicating with more than one external device at a time.  The Company expects these advancements, together with the Company’s future anticipated use of the Tandem Device Updater to deliver remote software updates, will offer customers a path to new innovations separate from the typical multi-year hardware replacement cycle.  The Upgrade Program is available to eligible customers through September 30, 2017.

Eligibility and Terms*

A summary of the eligibility and terms of the Upgrade Program is provided in the following tables:

t:slim Insulin Pump Customers

Offer	Purchase Date	Fee to Upgrade
Exchange existing t:slim Insulin Pump for new t:slim X2 Insulin Pump	On or after July 1, 2016	$0 until December 31, 2016, $399 thereafter
	July 1, 2015 - June 30, 2016	$399
	Purchased prior to June 30, 2015	$799

t:slim G4 Insulin Pump Customers

Offer	Effective Date	Fee to Upgrade
Option A: Exchange Option Exchange existing t:slim G4 Insulin Pump for new t:slim X2 Insulin Pump	Effective following the launch of the t:slim X2 Insulin Pump	$799
Option B: Service Plan Existing t:slim G4 Insulin Pump will have hardware retrofit and returned with same capabilities as new t:slim X2 Insulin Pumps*	Effective following FDA approval of the t:slim X2 Insulin Pump with G5 integration	$399

*Subject to applicable regulatory approvals of future products. Pricing terms and conditions for the Upgrade Program are subject to change at any time, without notice. This offer is not available for customers under 6 years of age.  Offer is not valid for prescriptions reimbursed or paid under Medicare, Medicaid or any government (public insurance) programs.  Exclusions may apply based on applicable private insurance programs.  The Upgrade Program is available only for customers whose Tandem pump is within the warranty period.  The warranty period of a customer’s existing t:slim or t:slim G4 will apply to the pump received or retrofitted through the Upgrade Program. Offer is void where prohibited.  Additional terms and conditions are available at www.tandemdiabetes.com/upgrade.

Accounting Treatment Overview

Pursuant to applicable GAAP revenue recognition standards, revenue is recognized when the product is delivered or when an obligation is fulfilled, among other requirements. Under the Technology Upgrade Program, eligible customers will be provided the opportunity to receive a t:slim X2 Insulin Pump or a hardware retrofit at a future date. This creates potential future obligations for the Company that prevent the full recognition of revenue and cost of sales at the time of the customer’s initial purchase of an insulin pump, which results in a deferral of revenue and cost of sales on the Company’s financial statements.  The deferrals will generally be recognized at the earlier of when the obligation for such upgrades and services are fulfilled or when the Technology Upgrade Program expires. Any fees received by the Company under the Technology Upgrade Program and the Company’s cost of fulfilling the associated obligation will also be recognized at that time.

Reconciliation of GAAP versus Non-GAAP Financial Results

Due to this high degree of accounting complexity, which is dependent on a number of future events and variables that are difficult to estimate or predict, the Technology Upgrade Program creates unpredictable GAAP results for the duration of the Program. To aid investors in better understanding the Company’s performance and minimize potential confusion when comparing its current and future results to historical results, the Company has provided non-GAAP financial information in the accompanying press release, in addition to providing GAAP financial information.  The Company has provided a reconciliation of its non-GAAP financial results to its GAAP financial results, which illustrates the impact of the Technology Upgrade Program.

For the three months ended September 30, 2016, the impact of the Technology Upgrade Program was as follows:

	Impact of Technology Upgrade Program
(in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$12.3	$8.4	$—	$—	$20.7
Cost of sales	$13.9	$1.4	$—	$—	$15.3
Gross profit (loss)	$(1.6)	$7.0	$—	$—	$5.4
Gross margin %	(13)%				26%
Operating loss	$(28.4)	$7.0	$—	$—	$(21.4)
Operating margin %	(231)%				(103)%

For the nine months ended September 30, 2016, the impact of the Technology Upgrade Program was as follows:

	Impact of Technology Upgrade Program
(in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$55.3	$8.4	$—	$—	$63.7
Cost of sales	$41.8	$1.4	$—	$—	$43.2
Gross profit (loss)	$13.5	$7.0	$—	$—	$20.5
Gross margin %	24%				32%
Operating loss	$(64.7)	$7.0	$—	$—	$(57.7)
Operating margin %	(117)%				(91)%

For the twelve months ended September 30, 2016, the impact of the Technology Upgrade Program was as follows:

	Impact of Technology Upgrade Program
(in millions)	Rolling 12 Months GAAP Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Rolling 12 Months Non-GAAP Financial Results
Sales	$84.5	$8.4	$—	$—	$92.9
Cost of sales	$57.5	$1.4	$—	$—	$58.9
Gross profit (loss)	$27.0	$7.0	$—	$—	$34.0
Gross margin %	32%				37%
Operating loss	$(75.9)	$7.0	$—	$—	$(68.9)
Operating margin %	(90)%				(74)%

Non-GAAP Accounting Definitions

1) Deferrals at Initial Sale - The Company has deferred sales and cost of sales for eligible pump shipments in the quarter ended September 30, 2016 as summarized in the following table:

Deferral Treatment for Eligible Shipments on or After July 1, 2016

Product	Sales Deferral	Cost of Sales Deferral
t:slim Insulin Pump	100% of each sale as a right of return.	100% of the manufacturing cost as a right of return.
t:slim G4 Insulin Pump	A portion of each sale as a guarantee liability.	No deferral.

2) Recognition of Deferrals – This will reflect any changes in subsequent periods for deferrals made at the time of the initial sale (see Deferrals at Initial Sale above). It will include recognition of amounts previously deferred when actual product upgrades occur. It will also include a reversal of any remaining deferrals when the program expires for customers who did not elect the upgrade or service options.

3) Upgrade Fulfillments – This will reflect incremental revenue recognized from an upgrade or service fee, if any, and the cost of sales associated with completing that upgrade or service.

The Company expects to begin reporting Recognition of Deferrals and Upgrade Fulfillments in the fourth quarter of 2016. The above summary of accounting treatment represents the Company’s current expectations but remains unaudited.